EXHIBIT 10.31


             MODIFICATION OF TERM LOAN AGREEMENT


    THIS MODIFICATION OF TERM LOAN AGREEMENT, made and entered into as of ______________
___,  1997  by  and between MERIDIAN INSURANCE  GROUP,  INC.
(the "Borrower"), and NBD BANK, N.A.  (the "Bank");


                         WITNESSETH:

    WHEREAS, the Borrower and the Bank have entered into a certain Term Loan Agreement dated July 29, 1996 (the
"Agreement"); and

    WHEREAS, pursuant to the terms of the Agreement, the Borrower has executed and delivered to the Bank a certain
Business Credit Note in the amount of $12,000,000.00 and dated July 29, 1996; and

    WHEREAS, the Borrower has requested and the Bank has agreed to a modification of the Negative Covenants set out in Subsection 6.2 of the Agreement;

    NOW THEREFORE, in consideration of the mutual covenants, conditions, provisions and agreements contained herein, the parties hereto agree as follows:

    1. Subsections A, C and D of section 6.2 are replaced as follows:

       A. Risk Based Capital. Permit the ratio of the combined total adjusted capital of Meridian Mutual Insurance Company and its Affiliates, to its company action level to be less than 175.0%, as calculated at the end of each fiscal year.

       C.  Total Debt Ratio.  Permit the ratio  of
           (I) the total liabilities for borrowed money and capitalized leases of Meridian Mutual Insurance Company and its Affiliates plus Meridian Insurance Group, to (ii) the sum of combined policy holders' surplus and liabilities for borrowed money and capitalized leases of Meridian Mutual Insurance Company and its Affiliates, other than Citizens Security Mutual, to be greater than .20 to 1.00.

       D.  Policyholders'  Surplus.   Permit  the
           policyholders' surplus of Meridian Mutual Insurance Company and its Affiliates to be less than $105,000,000, which minimum amount will increase at each fiscal year end beginning December 31, 1997 by 25.0% of the combined statutory net income of Meridian Mutual Insurance Company and its Affiliates.

    2.     All   other  terms,  conditions,   provisions,
representations and warranties set forth in the Agreement and any documents related thereto (the "Loan Documents"), not specifically relating to those items explicitly modified by or otherwise disclosed in the modification shall remain unchanged and shall continue in full force and effect. This Modification shall, whenever possible, be construed in a manner consistent with Loan Documents; provided; however, in the event of any irreconcilable inconsistency between the terms of this Modification and the terms of the Loan Documents, the terms of this modification shall control.



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    IN WITNESS WHEREOF, Borrower and Bank have executed this
Modification  of  Term  Loan  Agreement  effective   as   of
__________________, 1997.


                               MERIDIAN INSURANCE GROUP INC.


                          By:  ___________________________________


                               ___________________________________
                               Printed Name  -  Title


                               NBD BANK, N.A.


                          By:  ___________________________________


                               ___________________________________
                               Printed Name  -  Title